EXHIBIT 3.1

Section 2.07: Notice of Shareholder Business and Nominations

ii.	For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to subsection (a)(i)(C) of this Section (whether or not such nominations or other business are proposed pursuant to Regulation 14A under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”)), the shareholder must have given timely notice thereof in writing to the secretary of the corporation and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder’s notice shall be received by the secretary of the corporation at the principal executive offices of the corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if no annual meeting was held in the preceding year or if the date of the applicable annual meeting has been changed by more than 30 days from the date of the preceding year’s annual meeting, notice by the shareholder to be timely must be received by the secretary of the corporation not later than the close of business on the later of the 90th day prior to such annual meeting and the 10th day following the day on which notice of the annual meeting was mailed or a public announcement of the date of such meeting was first made by the corporation. To be in proper form, a shareholder’s notice to the secretary of the corporation must:

	(A)	set forth, as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such shareholder as it appears on the books and records of the corporation and of such beneficial owner; (2) the number of shares of common stock of the corporation that are owned beneficially and of record as of the date of such notice by such shareholder and such beneficial owner (which information shall be supplemented by such shareholder, as of the record date for such meeting, by notice received by the secretary of the corporation not later than 10 days after such record date); (3) any material interest of such shareholder or beneficial owner in such nomination or proposal; (4) a description of all agreements or other arrangements or understandings between such shareholder, the beneficial owner and/or any nominee, if applicable, or any of their respective affiliates or associates, and any other person or persons (including the names of such person(s)) in connection with such nomination or proposal, including any swap or other derivative or short positions, profits interests, options, hedging transactions or borrowed or loaned shares, the effect of any of which is to mitigate loss to or manage risk of stock price changes (increases or decreases) for, or to increase or decrease the voting power of, such shareholder, beneficial owner and/or nominee, if applicable, or any of their respective affiliates or associates with respect to the shares of the corporation; (5) any other information relating to such shareholder and beneficial owner that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder (whether or not any such nomination is proposed pursuant to Regulation 14A under the Exchange Act); and (6) an undertaking by the shareholder to notify the corporation in writing of any change in the foregoing information as of the record date for such annual meeting, by notice received by the secretary of the corporation at the principal executive offices of the corporation not later than the 10th day following such record date, and thereafter by notice so given and received within two business days of any change in such information and, in any event, as of the close of business on the day preceding the meeting date. In addition, any such shareholder’s notice must also include a representation (x) that the shareholder intends to appear in person or by proxy at the meeting to propose such nomination or business; and (y) as to whether or not the shareholder or the beneficial owner intends or is part of a group that intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding common stock required under applicable law to elect the nominee or approve or adopt the proposal or otherwise to solicit proxies from shareholders in support of such nomination or proposal.

(B)	set forth, as to each person whom the shareholder proposes to nominate for election or reelection as a director, (1) any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder (whether or not such nomination is proposed pursuant to Regulation 14A under the Exchange Act); (2) a statement that such person, if elected as a director, will promptly tender his or her written resignation if he or she fails to receive the required number of votes for re-election at an annual meeting of shareholders at which such director is nominated for reelection; (3) a completed and signed written questionnaire with respect to the background and qualification of such person and any other person or entity that such person may represent (such questionnaire shall be in the form provided by the secretary of the corporation) and a written representation and agreement (in the form provided by the secretary of the corporation) that such person (a) has no agreement or understanding with any person or entity as to how such person will act or vote on any issue or question as a director; (b) is not a party to any agreement or understanding with any person or entity other than the corporation with respect to compensation, reimbursement or indemnification in connection with service or action as a director; and (c) in such person’s individual capacity and on behalf of any person or entity for whom such person may be a representative, has complied and will comply with the corporation’s code of ethics and corporate governance, conflicts, confidentiality, stock ownership and trading policies, and any other rules, regulations and listing standards applicable to the corporation’s directors; (4) any additional information as necessary to permit the board of directors to determine if such person is independent under applicable listing standards, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the board of directors in determining and disclosing independence of the corporation’s directors; (5) a description of such person’s reasons for seeking election to the corporation’s board of directors, which description must include any plans or proposals that such person or the shareholder (or any such beneficial owner) may have which relate to or would result in any of the actions described in Item 4 of Schedule 13D under the Exchange Act; (6) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and other material relationships or interests, between or among such shareholder (and/or any beneficial owner on whose behalf the nomination is made) and its affiliates and associates, or others (including the names of such person(s)) acting in concert therewith, on the one hand, and such person and his or her respective affiliates and associates, or others (including the names of such person(s)) acting in concert therewith, including all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made or any affiliate or associate thereof or person acting in concert therewith were the “registrant” for purposes of such Item and the proposed nominee were a director or executive officer of such registrant; and (7) all information relating to such person as may be specified from time to time in any policy of the corporation relating to the nomination of directors. Such nomination should include an undertaking to submit to the secretary of the corporation a written statement amending any of the foregoing information promptly after any material change occurs in such information as previously submitted. In addition, to be effective, a shareholder nomination must be accompanied by the written consent of the proposed nominee to be named in the corporation’s proxy statement and to serve as a director if elected.

(C)	if the notice relates to any business that the shareholder proposes to bring before the meeting, other than the nomination of a director, set forth a brief description of such business, including the text of any proposal or resolutions to be proposed for consideration by shareholders and, if such business includes a proposal to amend these by-laws, the text of the proposed amendment, the reasons for conducting such business at the meeting and any material direct or indirect interest of such shareholder or beneficial owner in such business.